UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 5, 2013

LIGHTING SCIENCE GROUP CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-20354	23-2596710
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building 2A, 1227 South Patrick Drive, Satellite Beach, Florida 32937

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (321) 779-5520

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On March 5, 2013, Steve Marton notified Lighting Science Group Corporation (the “Company”) of his resignation from the board of directors of the Company (the “Board”), effective upon the election or appointment of his successor. On March 5, 2013, the Board elected and appointed Jeremy Cage, the current Chief Executive Officer of the Company, to fill the vacancy on the Board created by Mr. Marton’s resignation. The Board also appointed Mr. Cage to the Executive Committee of the Board.

Mr. Cage, 48, was hired as the Chief Executive Officer of the Company effective as of January 2, 2013. He holds a BA from Wabash College and previously served as an executive at PepsiCo from December 2002 through December 2012. He most recently served as PepsiCo’s Senior Vice President of Global Snack Groups. He also previously served as PepsiCo’s Senior Vice President of Innovation and Insights from September 2010 until September 2011, Chief Marketing Officer of International Foods from September 2008 until August 2010, and Vice President of Sabritas Snacks, Food & Beverage, and Consumer Insights from December 2002 until June 2007.

Mr. Cage will not receive any additional compensation for his services as a director of the Company or member of the Executive Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTING SCIENCE GROUP CORPORATION

Date: March 7, 2013	By:	/s/ Zvi Raskin
		Name:	Zvi Raskin
		Title:	General Counsel and Secretary